UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 21, 2017

INNERSCOPE ADVERTISING AGENCY INC.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-209341	46-3096516
(Commission File Number)	(IRS Employer Identification No.)

2281 Lava Ridge Court, Suite 130 Roseville, CA	95661
(Address of principal executive offices)	(Zip code)

(916) 218-4100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

During the preparation of its consolidated financial statements for the year ended December 31, 2016, Innerscope Advertising Agency, Inc. (the “Company”) determined that there was an error in the quarterly reports, on Form 10-Q, for the periods ended June 30, 2016 and September 30, 2016 and in the interim financial statements for the period ended March 31, 2016 included in the registration statement on Form S-1/A filed on July 15, 2016 (collectively, the “Filings”) and, therefore that the Filings should no longer be relied upon. The Company failed to record certain expenses totaling $22,349 paid on behalf of the Company by certain related parties.  The Company plans to show the effect on each of the Filings as part of its’ Annual Report on Form 10-K to be filed on or before March 31, 2017. Effective January 1, 2017, the Company will be paying the expenses directly, or in the alternative, capture timely any expenses paid on behalf of the Company. On February 21, 2017, the Company’s Chief Executive Officer discussed this matter with the Company’s independent accountants, who concurred with this determination.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innerscope Advertising Agency, Inc.

Date: February 27, 2017	By:	/s/ Matthew Moore
Matthew Moore Chief Executive Officer